                                                                    EXHIBIT 5(a)

               [Letterhead of Goodsill Anderson Quinn & Stifel]


                               October 19, 1998



Hawaiian Electric Company, Inc.
900 Richards Street
Honolulu, Hawaii  96813

HECO Capital Trust II
c/o The Bank of New York
101 Barclay Street, 21st Floor
New York, New York  10286


Ladies and Gentlemen:

          Hawaiian Electric Company, Inc., a Hawaii corporation ("HECO"), its subsidiaries, Maui Electric Company, Limited ("MECO") and Hawaiian Electric Light Company, Inc. ("HELCO" and, with HECO and MECO, the "Companies"), and HECO Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust") have filed a registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933 (the "Act"), covering: (i) 2,000,000 ___% Cumulative Quarterly Income Preferred Securities, Series 1997 (liquidation preference $25 per preferred security) of the Trust (the "QUIPS"), (ii) Junior Subordinated Deferrable Interest Debentures of the Companies (the "QUIDS") and (iii) HECO's guarantees with respect to: (a) the QUIPS (the "Trust Guarantee"), and (b) the QUIDS of MECO and HELCO (the "Subsidiary Guarantees" and, together with the Trust Guarantee, the "Guarantees").

          We have examined the Registration Statement and, for purposes of this opinion, we have assumed that it has become effective. We have also examined the Articles of Incorporation of the Companies, as amended (the "Articles"), and such appropriate records of the Companies, certificates of public

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officials and other documents as we deem pertinent as a basis for the opinions hereinafter expressed.

            Based on such examination, we are of the opinion that:

            1. HECO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

            2. When the QUIDS have been issued and sold in return for the consideration specified therefor and as contemplated in the Registration Statement, the QUIDS will be duly authorized and issued and will be valid and binding obligations of each of the respective Companies, except insofar as the binding effect thereof may be (a) limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) affected by limitations on the availability of equitable remedies by reason of equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

            3. When the Guarantees have been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon HECO and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over HECO, and when the respective conditions precedent for the obligations of HECO under the Guarantees to arise have been satisfied as contemplated in the Registration Statement, the Guarantees will constitute valid and binding obligations of HECO, except insofar as the binding effect thereof may be (a) limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) affected by limitations on the availability of equitable remedies by reason of equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          We are members of the Bar of the State of Hawaii, and we do not hold ourselves out as experts on the laws of any

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other jurisdiction. This opinion is limited in all respects to matters governed by the laws of the State of Hawaii. We express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions, or as to the validity, meaning or effect of any act or document under the laws of any other jurisdiction or jurisdictions. As to matters governed by Delaware law, we are relying on the opinion of Richards, Layton & Finger submitted concurrently herewith as Exhibit 5(b) to the Registration Statement. As to the validity and binding effect of any document that is governed by the laws of a jurisdiction other than the State of Hawaii, to the extent that the validity and binding effect of such document is covered by or relates to this opinion, we have assumed that the laws of such other jurisdiction are identical in all material respects to the laws of the State of Hawaii.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us, (ii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto (other than the Companies).

          The opinions expressed herein are based on laws and regulations as in effect on the date hereof and facts as we understand them as of the date hereof. We are not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any amendment, supplement, modification or rescission of any document examined or relied on in connection herewith, or any change in the facts, after the execution and delivery of this opinion on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references

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to our firm under the caption "Legal Matters." In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder. This opinion may not be furnished or quoted to, or relied upon, by any person for any purpose, without our prior written consent.

                                        Very truly yours,

                                        /s/ Goodsill Anderson Quinn & Stifel